EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the incorporation by reference of our report included in Coach USA, Inc.'s Form 8-K dated August 8, 1997 (and to all references to our Firm), included in or made a part of this registration statement.




ARTHUR ANDERSEN LLP

Houston, Texas
August 14, 1997